Subsidiaries of the Company

Kansas City Southern Industries, Inc., a Delaware Corporation, has no
parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated
                                                                    State or
                                               Percentage     other Jurisdiction
                                                   of           of Incorporation
                                                Ownership        or Organization
Canama Transportation (11)                         100            Cayman Islands
Caymex Transportation, Inc. (1)                    100            Delaware
Gateway Eastern Railway Company (9)                100            Illinois
Gateway Western Railway Company (4)                100            Illinois
Grupo Transportacion Ferroviaria
     Mexicana, S.A. de C.V. *(10)                   37            Mexico
Joplin Southern Corporation (8)                     47            Missouri
Joplin Union Depot *                                33            Missouri
KC Terminal Railway (14)                             8            Missouri
KCS Transportation Company (1)                     100            Delaware
Mexrail, Inc. *(14)                                 49            Delaware
Mid-South Microwave, Inc. (1)                      100            Delaware
NAFTA Rail, S.A. de C.V. (11)                      100            Mexico
North American Freight Transportation
 Alliance Rail Corporation (13)                    100            Delaware
PABTEX GP, LLC (2)                                 100            Texas
PABTEX L.P. (15)                                   100            Delaware
Panama Canal Railway Company (12)                   50            Cayman Islands
Panarail Tourism Company (12)                       50            Cayman Islands
Port Arthur Bulk Marine Terminal Co. (6)            80            Partnership
Rice-Carden Corporation (1)                        100            Missouri
SCC Holdings, LLC (1)                              100            Delaware
SIS Bulk Holding, Inc. (2)                         100            Delaware
Southern Capital Corporation, LLC *(16)             50            Delaware
Southern Development Company (1)                   100            Missouri
Southern Industrial Services, Inc. (13)            100            Delaware
The Kansas City Southern Railway Company (13)      100            Missouri
The Texas Mexican Railway Company *(5)             100            Texas
TFM, S.A. de C.V. *(7)                              80            Mexico
TransFin Insurance, Ltd. (13)                      100            Vermont
Trans-Serve, Inc. (2) (3)                          100            Delaware
Veals, Inc. (13)                                   100            Delaware
Wyandotte Garage Corporation (13)                   80            Missouri

  *     Unconsolidated Affiliate, Accounted for Using the Equity Method

 (1)    Subsidiary of The Kansas City Southern Railway Company
 (2)    Subsidiary of Southern Industrial Services, Inc.
 (3)    Conducting business as Superior Tie & Timber
 (4)    Subsidiary of KCS Transportation Company
 (5)    Subsidiary of Mexrail, Inc.
 (6)    Subsidiary of Rice-Carden Corporation
 (7)    Subsidiary of Grupo TFM
 (8)    Subsidiary of Southern Development Company
 (9)    Subsidiary of Gateway Western Railway Company
(10)    Subsidiary of NAFTA Rail, S.A. de C.V.
(11)    Subsidiary of Caymex Transportation, Inc.
(12)    Subsidiary of Canama Transportation
(13)    Subsidiary of Kansas City Southern Lines, Inc.
(14)    Unconsolidated affiliate of The Kansas City Southern Railway Company
(15)    Subsidiary of SIS Bulk Holding, Inc.
(16)    Unconsolidated affiliate of SCC Holdings, Inc.